Exhibit 99.1

LEASING FUND
TWELVE, LLC

PORTFOLIO OVERVIEW

SECOND QUARTER

2007

ICON Leasing Fund Twelve, LLC

- Second Quarter 2007 Portfolio Overview -

Dear Member of ICON Leasing Fund Twelve, LLC:

ICON Leasing Fund Twelve, LLC (“Fund Twelve”) raised $16,700,631 of capital contributions from its initial offering on May 7, 2007 through June 30, 2007.  As of June 30, 2007, Fund Twelve had 16,702 additional member shares outstanding.

During the second quarter of 2007, Fund Twelve continued to function in its “Offering Period,” during which time Fund Twelve raises capital through the sale of its membership interests and invests the proceeds from the offering.  ICON Capital Corp. (the “Manager”) expects to invest most of the net proceeds of the offering in equipment that will be subject to lease.  The majority of leases acquired by Fund Twelve may be categorized as one of the following: growth leases, where the rental cash flows have been assigned or pledged to a lender; or income leases, where Fund Twelve retains the rental cash flows.  While income leases produce monthly cash flows, growth leases permit Fund Twelve to retain an interest in the future value of the equipment on a leveraged equity basis.  The Manager expects that the future value of the equipment in growth leases will be greater than Fund Twelve’s initial cash investment.

Cash generated from these investments will facilitate Fund Twelve’s distributions to its members.  Availability of cash to be used for reinvestment also depends on the requirements for expenses, reserves, and distributions to members.

After the close of the Offering Period, Fund Twelve will enter its “Operating Period,” during which time Fund Twelve is anticipated to continue investing its offering proceeds to the extent that cash is not required for expenses, reserves and distributions to members.  Fund Twelve’s Operating Period is anticipated to continue for a period of five years from the closing of the offering – unless extended at the Manager’s sole discretion.  Following its Operating Period, Fund Twelve will enter its “Liquidation Period,” during which time equipment will be sold in the ordinary course of business.

News Covering the Reporting Period

Global Crossing Telecommunications, Inc. (“Global Crossing”), a leading global internet protocol solutions provider, announced that it broadened the scope and reach of its VoIP services for customers around the world by extending its Global Crossing VoIP Local Service to six more European countries and three in Latin America.  (Source:  Global Crossing press release, dated June 7, 2007)

Neither Fund Twelve nor the Manager accept any responsibility for, or assume any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News Covering the Reporting Period.”

Investments and Commitments during the Second Quarter of 2007

On June 28, 2007, Fund Twelve, through a wholly-owned subsidiary, purchased state-of-the-art telecommunications equipment for approximately $7,008,000.  The equipment is subject to a 48 month lease with Global Crossing.  Global Crossing will pay interim rent until the base term of the lease commences on  January 1, 2008.

10% Status Report

As of June 30, 2007, the equipment leased to Global Crossing was the only asset in Fund Twelve’s equipment portfolio.  The equipment was new at the time Fund Twelve purchased the equipment and the Manager anticipates that the equipment will remain on lease through the end of the base term ending December 31, 2011.

Events Subsequent to June 30, 2007

On July 24, 2007, Fund Twelve and an affiliate formed a joint venture with interests of 49% and 51%, respectively. The joint venture purchased one Aframax 98,507 DWT product tanker - the Mayon Spirit – from an affiliate of Teekay Corporation (“Teekay”). The purchase price for the Mayon Spirit was approximately $40,250,000, comprised of the capital contribution to the joint venture of approximately $15,312,000 and approximately $24,938,000 of non-recourse debt.  Simultaneously with the purchase of the Mayon Spirit, the joint venture chartered the vessel back to Teekay for a term of four years, which commenced on July 24, 2007.

Distribution Analysis

During the reporting period, Fund Twelve started to make monthly distributions at a rate of 9.65% per annum.  Equity raised is the primary source of cash flow.  As the equity is invested in revenue generating equipment, cash from operations will start to increase.  From the inception of the offering period, Fund Twelve has made three monthly distributions to its members and paid its members $6,123 in cash distributions.  As of June 30, 2007, a $10,000 investment made at the initial closing, would have received $107 in cumulative distributions representing a return of approximately 1% of such initial investment.

Fund Summary
Start of Offering Period	May 7, 2007
Offering Period End Date	May 7, 2009
Size of offering	$410,800,000
Additional Members as of 6/30/07	437

Outlook and Overview

The equipment leased to Global Crossing is scheduled to expire on December 31, 2011.  The lease does not contain an early termination option and the Manager expects the equipment to remain on lease until at least lease expiry.

As of June 30, 2007, Fund Twelve had $7,278,461 in cash and cash equivalents on hand.  The Manager anticipates that Fund Twelve will make several acquisitions in the near future.  Substantially all of Fund Twelve’s cash flows are derived from income leases.  On a monthly basis, Fund Twelve deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs.  The remaining cash flows are then available for monthly distribution to members.  Fund Twelve is a permitted borrower, together with several other funds managed by the Manager, under a revolving credit facility.  Under the terms of the facility, the borrowers may borrow (subject to a borrowing base) an amount up to $17,000,000 on a joint and several basis.  As of June 30, 2007, the total amount outstanding under the facility was $6,755,000.  Fund Twelve had not borrowed any amount under the facility.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

ASSETS

	June 30,
	2007	December 31,
	(unaudited)	2006

Cash and cash equivalents	$7,278,461	$2,000

Net investments in operating leases	7,314,466	-

Restricted cash	372,300
Other assets	89,764	-

Total assets	$15,054,991	$2,000

LIABILITIES AND MEMBERS' EQUITY

Liabilities:

Accounts payable and other liabilities	$114,825	$-
Additional members pending subscriptions	372,300	-
Due to Manager and affiliates	325,201	-

Total liabilities	812,326	-

Commitments and contingencies

Members' equity:
Manager (one share outstanding, $1,000 per share original
issue price)	(1,071)	1,000
Additional Members (16,702 shares outstanding,
$1,000 per share original issue price)	14,243,736	1,000

Total members' equity	14,242,665	2,000

Total liabilities and members' equity	$15,054,991	$2,000

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Operations
Period from May 25, 2007 (Commencement of Operations) through June 30, 2007
(unaudited)

Revenue:
Rental income	$7,503
Interest income	13,755

Total revenue	21,258

Expenses:
Depreciation	7,841
Administrative expense reimbursements - Manager	191,327
General and administrative	22,945

Total expenses	222,113

Net loss	$(200,855)

Net loss allocable to:
Additional Members	$(198,846)
Manager	(2,009)

$(200,855)

Weighted average number of additional
member shares outstanding	8,429

Net loss per weighted average
additional member share	$(23.59)

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members' Equity
Period from May 25, 2007 (Commencement of Operations) through June 30, 2007
(unaudited)

	Additional
	Member	Additional	Managing
	Shares	Members	Member	Total
Balance, May 25, 2007	1	$1,000	$1,000	$2,000

Proceeds from issuance of additional
members shares	16,701	16,700,631	-	16,700,631
Sales and offering expenses	-	(2,252,926)	-	(2,252,926)
Cash distributions to members	-	(6,123)	(62)	(6,185)
Net loss	-	(198,846)	(2,009)	(200,855)

Balance, June 30, 2007	16,702	$14,243,736	$(1,071)	$14,242,665

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Cash Flows
Period from May 25, 2007 (Commencement of Operations) through June 30, 2007
(unaudited)

Cash flows from operating activities:
Net loss	$(200,855)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation	7,841
Changes in operating assets and liabilities:
Other assets	(89,764)
Accounts payable and other liabilitites	114,825
Due to Manager and affiliates	192,156

Net cash provided by operating activities	24,203

Cash flows from investing activities:
Investments in leased assets	(7,322,307)

Cash flows from financing activities:
Issuance of additional member shares, net of sales and offering expenses paid	14,447,705
Due to Manager and affiliates	133,045
Cash distributions to members	(6,185)

Net cash provided by financing activities	14,574,565

Net increase in cash and cash equivalents	7,276,461

Cash and cash equivalents, beginning of the period	2,000

Cash and cash equivalents, end of the period	$7,278,461

Transactions with Related Parties

Fund Twelve has entered into certain agreements with the Manager and ICON Securities Corp., a wholly-owned subsidiary of the Manager, whereby Fund Twelve pays certain fees and reimbursements to those parties.  The Manager is entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 to $100,000,000, 1.5% of capital between $100,000,001 and $$200,000,000, 1.0% of the capital raised between $200,000,001and $250,000,000 and 0.5% of the capital raised over $250,000,000.  ICON Securities Corp. is entitled to a 2% underwriting fee from the gross proceeds from capital raised.

In accordance with the terms of these agreements, Fund Twelve will pay the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rentals recognized either directly by Fund Twelve or through its joint ventures, and (ii) acquisition fees, through the end of the operating period, of 3% of the gross value of Fund Twelve’s acquisition transactions.  In addition, the Manager will be reimbursed for administrative expenses incurred in connection with Fund Twelve’s operations.

The Manager will perform certain services relating to the management of Fund Twelve’s equipment leasing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaison with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by the Manager or its affiliates that are necessary to Fund Twelve’s operations.  These costs include the Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to Fund Twelve based upon the percentage of time such personnel dedicate to Fund Twelve.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager.

The Manager also has a 1% interest in Fund Twelve’s profits, losses, cash distributions and liquidation proceeds.  Fund Twelve paid distributions to the Manager of $62 for the period from May 25, 2007 (Commencement of Operations) to June 30, 2007.  The Manager’s interest in Fund Twelve’s net loss for the period from May 25, 2007 (Commencement of Operations) to June 30, 2007 was $2,009.

Fees and other expenses paid or accrued by Fund Twelve to the Manager or its affiliates for the period from May 25, 2007 (Commencement of Operations) to June 30, 2007, are as follows:

Entity	Capacity	Description	2007
ICON Capital Corp.	Manager	Organizational and
		offering expenses (1)	$583,804
ICON Securities Corp.	Dealer Manager	Underwriting fees (1)	$333,496
ICON Capital Corp.	Manager	Acquisition fees (2)	$210,236
ICON Capital Corp.	Manager	Administrative expense reimbursements (3)	$191,327

(1) Amount charged directly to members' equity.
(2) Amount capitalized and amortized to operations.
(3) Amount charged directly to operations.

*Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in Fund Twelve is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., Manager

Thomas W. Martin
Chairman, Chief Executive Officer and President

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws.  Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA.  These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of  similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconcapital.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Twelve’s expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available on your request.